Exhibit 10.38

INTERCONNECTION AGREEMENT

This Landline/CMRS Compensation Agreement (the “Agreement”) is made on December 1, 2006 (“Effective Date”) by and between T-Mobile USA, Inc. (hereafter “T-Mobile”), a Delaware Corporation with offices at 12920 SE 38th Street, Bellevue, WA 98006, and RNK, Inc. d/b/a RNK Telecom (hereafter “LEC”), a Massachusetts corporation with offices at 333 Elm Street, Suite 310 Dedham, MA 02054. This Agreement is a national agreement covering services offered by the Parties throughout the United States.

WHEREAS, T-Mobile is authorized by the Federal Communications Commission (“FCC”) to provide Commercial Mobile Radio Service (“CMRS”) and provides such service to its end user customers; and,

WHEREAS, LEC is a registered or certified facilities-based provider of local exchange service in various States; and,

WHEREAS, the mutual exchange and termination of traffic originating on each Party’s network is necessary and desirable; and

WHEREAS, the Parties desire to exchange such traffic and related signaling in a technically and economically efficient manner; and

WHEREAS, the Parties wish to establish a compensation arrangement that compensates each other for terminating local telecommunications traffic that originates on the other Party’s network.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the provisions of Sections 251-52 of the Act, T-Mobile and LEC hereby covenant and agree as follows:

ARTICLE I:
DEFINITIONS

1. General Definitions.

          Except as otherwise specified herein, the following definitions shall apply to all Articles contained in this Agreement. Additional definitions that are specific to the matters covered in a particular Article may appear in that Article. Any term used in this Agreement that is not specifically defined herein shall have the definitions assigned to it (if any) in the Act. Any term used in this Agreement that is not defined herein or in the Act shall be interpreted in light of its ordinary meaning and usage, including any special

* WE HAVE REQUESTED CONFIDENTIAL TREATMENT OF CERTAIN PROVISIONS CONTAINED IN THIS EXHIBIT. THE COPY FILED AS AN EXHIBIT OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST.*

or technical meaning or usage that such term may have within the telecommunications industry.

1.1. “Access Charges” are charges by an exchange service provider that originates or terminates a switched telecommunication which is not Local Telecommunications Traffic as defined below.

          1.2. “Act” means the Communications Act of 1934 (47 U.S.C. 151 et. seq.), as amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules and regulations of the FCC.

          1.3. An “Affiliate” of a Party means a person, corporation or other legal entity that, directly or indirectly, owns or controls a Party, or is owned or controlled by, or is under common ownership or control with a Party. For purposes of this definition, the term “own” means to have an equity interest (or the equivalent thereof) of equal to or more than 10 percent.

1.4. “Telcordia Technologies” (“Telcordia”) formerly known as Bellcore means the organization formerly owned jointly by the Bell regional holding companies and now owned by Science Applications International Corp. (SAIC), and that conducts research and development projects, including development of new telecommunications services. Telcordia also provides certain centralized technical and management services for the regional holding companies and also provides generic requirements for the telecommunications industry for products, services and technologies.

1.5. “Business Day” shall mean any day from Monday through Friday, except for holidays on which the U.S. mail is not delivered.

          1.1. “Commercial Mobile Radio Service” (“CMRS”) is as defined at 47 C.F.R. § 20.3.

          1.2. “Effective Date” is the date the obligations under this Agreement become operative.

          1.3. “End Office Switch” or “End Office” means the telephone company switch to which a telephone subscriber is connected and which actually delivers dial tone to that subscriber and also establishes line to line, line to trunk, and trunk to line connections.

          1.4. “Exchange Service” refers to all basic access line services, or any other services offered to end users that provide end users with a telephonic connection to, and a unique telephone number address on, the public switched telecommunications network (“PSTN”), and that enables such end users to place or receive calls to all other stations on the PSTN.

          1.5. “FCC” means Federal Communications Commission.

          1.6. “Interconnection Facilities” are the facilities or combination of facilities, circuits, service arrangements, trunks, and trunk groups used to deliver Local Telecommunications Traffic (as defined herein) between the LEC switch or other POC and the T-Mobile MSC or other POC.

          1.7. “InterMTA Traffic” is that non-Local Telecommunications Traffic, which originates in one Major Trading Area (“MTA”), as defined in 47 C.F.R. § 24.202(a), and terminates in another MTA.

          1.8. “IXC” or “Interexchange Carrier” means a telecommunications service provider authorized by the FCC to provide interstate long distance communications services between LATAs and by the State Commission to provide intrastate long distance communications services.

          1.9. “Local Exchange Carrier” or “LEC” means any company certificated or registered by the State Commission to provide local exchange telecommunications service.

          1.10. “Local Exchange Routing Guide” or “LERG” means the Telcordia reference customarily used to identify NPA-NXX routing and rating information.

          1.11. “Local Telecommunications Traffic” or “IntraMTA Traffic” means for the purposes of determining compensation under this Agreement means telecommunications traffic originated and terminated between a LEC’s end user or subscriber and T-Mobile’s end user or subscriber that, at the beginning of the call, originates and terminates within the same Major Trading Area (“MTA”), as defined in § 47 CFR 24.202(a). The origination point and the termination point on LEC’s network shall be the End Office serving the calling or called party. The origination point and the termination point on T-Mobile’s network shall be the cell site that services the calling or called party at the beginning of the call.

          1.12. “Major Trading Area” or “MTA” means the service areas based on the Rand McNally 1992 Commercial Atlas & Marketing Guide, 123rd edition, at pages 38-39. (47 C.F.R. § 24.202(a)).

          1.13. “Meet Point Billing” means those billing arrangements for jointly provided access or interconnection facilities and or other carrier Interconnection Facilities where one end of the service is in one exchange telephone company operating territory, and the other end of the service is in another exchange telephone company operating territory. When an access service is provided by more than one telephone company, the telephone companies involved will mutually agree upon one of the industry standard billing methods.

          1.14. A “Mobile Switching Center” or “MSC” is a switching facility on a CMRS network that performs the switching for the routing of calls between and among its mobile subscribers and subscribers in other mobile or landline networks. The MSC is used to interconnect trunk circuits between and among End Office Switches and Tandem Switches, aggregation points, points of termination, or points of presence and also coordinates inter-cell and inter-system call hand-offs and records all system traffic for analysis and billing.

          1.15. “North American Numbering Plan” and “NANP” mean the system of telephone numbering employed in the United States, Canada, and the Caribbean countries that employ NPA 809.

          1.16. “Point of Connection” and “POC” mean the point or points at which the Parties’ networks physically interconnect.

          1.17. “Rate Center” means the specific geographic point and corresponding geographic area that are associated with each particular NPA-NXX Code that has been assigned to a Party for its provision of telecommunications services. Such geographic point is identified by a specific V&H coordinate that is used by LEC to rate, jurisdictionalize, and/or calculate distance-sensitive charges for end user traffic to/from the particular NPA-NXXs associated with the specific Rate Center.

          1.18. “Reciprocal Compensation” means a compensation arrangement between two carriers in which each of the two carriers receives compensation from the other carrier for the Transport and Termination on each carrier’s network facilities of Local Telecommunications Traffic that originates on the network facilities of the other carrier, and as required by Section 251b(5) of the Act and implementing regulations.

          1.19. “Routing Point” means a location that a Party has designated as the homing (routing) point for traffic that terminates to units identified by a certain NPA-NXX designation. The Routing Point is used to calculate airline mileage for the distance-sensitive transport element charges of Switched Access Services. Pursuant to Telcordia Practice BR795-100-100, the Routing Point may be an End Office location, or a “LEC Consortium Point of Interconnection.” The Routing Point need not be the same as the Rating Point, but must be in the same LATA as the associated Rating Point.

          1.20. “State Commission” refers to the state regulatory commission for the state in which this agreement may be filed and approved pursuant to Section 252(d)(2) of the Act.

          1.21. [INTENTIONALLY OMITTED]

          1.22. “Tandem Switch” or “Tandem Office” is a switching facility that is used to interconnect trunk circuits between and among End Office Switches, other Tandem Switches, aggregation points, points of termination, or points of presence.

ARTICLE II:
GENERAL PROVISIONS

          2.1. Telecommunications Traffic. The traffic subject to this agreement shall be Telecommunications Traffic, including (1) Local Traffic which originates from a subscriber or end user on the network of one Party and is delivered to a subscriber or end user on the network of the other Party, whether directly or via a third party tandem switch, and (2) Inter-MTA or non-local traffic which is similarly originated and delivered.

2.2 Term and Termination.

2.2.1 Term. Subject to the termination provisions contained in this Agreement, the term of this Agreement shall be thirty-six (36) months from the Effective Date and thereafter shall continue in effect for consecutive 180 day terms until either Party gives the other Party at least ninety (90) calendar days written advance notice of termination. Where a notice of termination is given, CMRS or LEC may prior to actual the termination date give notice under Section 251-52 of the Act of its desire to negotiate a successor agreement, in which case this Agreement shall continue in effect until the earlier of the date when a new agreement becomes effective, or the date when all relevant time periods and extensions of such periods for negotiation and/or arbitration under the Act have passed with no new agreement having become effective.

2.2.2 Termination Upon Default. Either Party may terminate this Agreement in whole or in part in the event of a material default by the other Party, provided however that the non-defaulting Party notifies the defaulting party in writing of the alleged default and that the defaulting Party does not cure the alleged default within thirty (30) calendar days of receipt of written notice thereof. Default is defined to include:

(a) A Party’s insolvency or the initiation of bankruptcy or receivership proceedings by or against the Party; and/or

(b) A Party’s refusal or failure in any material respect properly to perform its obligations under this Agreement, or the violation of any of the material terms or conditions of this Agreement.

2.2.3 Liability Upon Termination. Termination of this Agreement, or any part hereof, for any cause shall not release either Party from any liability that has already accrued to the other Party, or accrues thereafter in any respect to any act or omission in contravention of Agreement or of any obligation that, by its nature, would be expected to survive termination of this Agreement.

          2.3 Assignment. Neither party may assign any right, obligation, or duty, in whole or in part, arising under this Agreement, without prior written consent of the other which shall not be unreasonably withheld or delayed, provided that without consent but with written notification, either party may assign obligations, liabilities and duties under this Agreement, in whole or in part, to any entity (hereinafter, “Permitted Assignee”) that is, or that was immediately preceding such assignment, as to either Party, an Affiliate of the assigning Party, and provided further that any Permitted Assignee may assign this Agreement to any other Permitted Assignee without consent, but with written notification. This Agreement shall be binding on and inure to the benefit of the respective successors and permitted assignees of the Parties. Where there has been an assignment to an Affiliate under the provisions of this Section 2.5 the assigning party shall remain jointly liable to the other Party hereto for the remainder of the term and any extension thereof.

2.3.1 Nothing in this Agreement shall prohibit T-Mobile from enlarging its CMRS network through management contracts with third-parties for the construction and operation of a CMRS system under the T-Mobile brand name and license. Traffic originating on such extended networks shall be treated as T-Mobile traffic subject to the terms, conditions, and rates of this Agreement. Traffic traversing such extended networks shall be deemed to be and treated under this Agreement as “T-Mobile telecommunications traffic” when it originates on such extended network and terminates on LEC’s network, and as “LEC telecommunications traffic” when it originates upon LEC’s network and terminates upon such extended network. Telecommunications traffic traversing on such extended networks shall be subject to the terms, conditions, and rates of this Agreement. T-Mobile shall be secondarily liable for Traffic originating on such extended networks.

2.4 Billing and Payment.

2.4.1. Billing. Charges provided for in Appendix A shall be billed by each Party monthly. Parties agree to pay all charges specified in Appendix A within thirty (30) calendar days of the date the bill was received. For purposes of this Article 2.6, the Party sending a bill to the other Party is referred to as the “billing Party” and the Party receiving a bill from the other Party is referred to as the “invoiced Party.” Backbilling by either Party for charges incurred during the term of this Agreement shall be limited to a six (6) month period, but in no event shall include traffic exchanged prior to the Effective Date of this Agreement.

          2.4.1.1 Catch-up Billing. Concurrently with the execution of this Agreement, the parties are entering into a confidential settlement agreement for any and all compensation for previous traffic between the parties prior to the Effective Date.

2.4.2 Dispute. If either Party disputes a billing statement received from the other Party, the invoiced Party shall dispute shall be in writing with good faith reasons underlying such dispute included with such dispute within ninety (90) days of invoice date Provider shall not bill end user or subscriber for traffic terminated more than ninety (90) days before the date of invoice. The Parties shall work diligently and in good faith toward resolution of all billing issues. If the Parties, after good faith negotiation, cannot come to a resolution of a billing issue, either party may submit the billing issue to alternative dispute resolution in accordance with Section 2.8 herein.

2.4.3 Late Payment Charges. If any undisputed amount due on the billing statement is not received by the billing Party on the payment date, billing Party may charge, and invoiced Party agrees to pay, interest accruing daily on the past due balance at a rate equal to the lesser of one and one-half percent (1½%) per month or the maximum rate of interest allowed under applicable law. Late payment charges shall be included on the next statement.

2.4.4 Taxes. The billing Party shall charge and collect from the invoiced Party, and the invoiced Party agrees to pay to the billing Party, appropriate federal, state, and local taxes, and other customary charges, except to the extent the invoiced Party notifies the billing Party and provides to the billing Party appropriate documentation that the invoiced Party qualifies for a full or partial exemption. It is the intent of the Parties that each shall charge and collect from its respective customers all applicable federal, state, and local taxes and other customary charges.

2.4.5 Either Party may obtain usage records or a monthly traffic distribution report from the tandem operator summarizing traffic between the Parties. Alternatively, either Party may elect to measure actual terminating local traffic through its own recording equipment and utilize these measurements in place of the usage records or traffic distribution reports from the tandem operator. The Parties understand that CMRS is currently unable to determine the amount of wireline to wireless Telecommunications Traffic terminated from LEC. Therefore, LEC will bill [***] of the wireless to wireline Telecommunications Traffic Terminated by LEC. Once CMRS elects to bill based on actual traffic records to determine the amount of wireline to wireless Telecommunications Traffic terminated from LEC, CMRS shall provide thirty (30) days written notice to LEC, CMRS will bill LEC using actual measurements for [***] of such traffic, and LEC will bill CMRS for [***] percent of the wireless to wireline traffic.

2.5 Confidential Information.

2.5.1 Identification. Either Party may disclose to the other Party proprietary or confidential customer, technical, or business information in written, graphic, oral or other tangible or intangible forms (“Confidential Information”). In order for information to be considered Confidential Information under this Agreement, it must either (1) be in the form of billing, traffic and systems information relating to one Party and acquired by the other Party in the course of performing under this Agreement; or (2) must be marked “Confidential” or “Proprietary,” or bear a marking of similar import. Orally disclosed information shall be deemed Confidential Information only if contemporaneously identified as such.

2.5.2 Handling. In order to protect such Confidential Information from improper disclosure, each Party agrees:

(a) that all Confidential Information shall be and shall remain the exclusive property of the providing Party;

(b) not to disclose or use the Confidential Information of the other Party except as required for performance under this Agreement; and

(c) to destroy or return to the disclosing Party, at and upon its request, all copies of any Confidential Information of the disclosing Party and;

(d) to use the same level of care to prevent disclosure or unauthorized use of the received Confidential Information as it exercises in protecting its own Confidential Information of a similar nature.

2.5.3 Exceptions. The obligations set forth in this Article 2.7 shall not apply to any Confidential Information that was legally in the receiving Party’s possession prior to receipt from the disclosing Party, was received in good faith from a third party not subject to a confidential obligation to the disclosing Party, now is or later becomes publicly known through no breach of confidential obligation by the receiving Party, was developed by the receiving Party without the developing persons having access to any of the Confidential Information received in confidence from the disclosing Party, or that is required to be disclosed pursuant to subpoena or other process issued by a court or administrative agency having appropriate jurisdiction, provided, however, that the receiving Party shall give prior notice, if allowed by law, to the disclosing Party and shall reasonably cooperate if the disclosing Party deems it necessary to seek protection arrangements.

2.5.4 Survival. The obligation of confidentiality and use with respect to Confidential Information disclosed by one Party to the other shall survive any termination of this Agreement for a period of three (3) years from the date of the initial disclosure of the Confidential Information.

2.6. Dispute Resolution.

2.6.1. Alternative to Litigation. Except for the enforcement of the provisions of Article 2.7 hereof, the Parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except as otherwise stated in the preceding sentence, and except for action seeking a temporary restraining order or an injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the Parties agree to use the following alternative dispute resolution procedure with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

2.6.2. Negotiations. At the written request of a Party, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith and a prompt and timely manner. Such person shall also be authorized to resolve the relevant dispute. The Parties intend that these negotiations be conducted by business representatives. The location, format, frequency, duration, and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for the purpose of settlement, exempt from discovery and production, which shall not be admissible in arbitration or in any lawsuit without the concurrence of all Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

2.8.3 Arbitration. Except as otherwise provided in paragraph 2.8.1 above, if negotiations fail to produce within ninety (90) days a resolution to any dispute arising in conjunction with this Agreement, either Party may upon notice to the other submit the dispute to binding arbitration, which arbitration shall be conducted in accordance with the rules and procedures of the American Arbitration Association applicable to commercial contract disputes, then in effect.

          2.7. Entire Agreement. This Agreement constitutes the entire agreement of the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, negotiations, proposals and representations, whether written or oral, and all contemporaneous oral agreements, negotiations, proposals, and representations concerning such subject matter. No representations, understandings, agreements, or warranties, express or implied, have been made or relied upon in the making of this Agreement other than those specifically set forth herein.

          2.8. Force Majeure. In the event performance of this Agreement, or any obligation hereunder, is either directly or indirectly prevented, restricted, or interfered with by reason of fire, flood, earthquake or like acts of God, wars, revolution, civil commotion, explosion, acts of public enemy, embargo, acts of the government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing, or boycotts, or any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected, the Party affected, upon giving prompt notice to the other party, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis until the delay, restriction or interference has ceased); provided however, that the Party so affected shall use diligent efforts to avoid or remove such causes of nonperformance and both Parties shall proceed whenever such causes are removed or cease.

          2.9. Governing Law. This Agreement shall be governed by and construed in accordance with the Telecommunications Act of 1996, the order(s) of the FCC construing and implementing the Act (including, but not limited to, First Report and Order, CC Docket No. 96-98 and 95-185, released August 8, 1996), and to the extent not inconsistent therewith, the domestic laws of the State of New York without giving effect to the conflicts of law provisions thereof.

          2.10. Independent Contractor Relationship. The persons provided by each Party shall be solely that Party’s employees and shall be under the sole and exclusive direction and control of that Party. They shall not be considered employees of the other Party for any purpose. Each Party shall remain an independent contractor with respect to the other and shall be responsible for compliance with all applicable laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, health and safety, working conditions and payment of wages. Each Party shall also be responsible for payment of taxes, including federal, state and municipal taxes, chargeable or assessed with respect to its employees, such as Social Security, unemployment, workers’ compensation, disability insurance, and federal and state withholding.

          2.11. Liability and Indemnity. EACH PARTY (“INDEMNIFYING PARTY”) HERETO AGREES TO RELEASE, INDEMNIFY, DEFEND, AND HOLD HARMLESS THE OTHER PARTY (“INDEMNIFIED PARTY”), ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND AFFILIATES (AND THE SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS OF SUCH AFFILIATES) FROM ALL LOSSES, CLAIMS, DEMANDS, DAMAGES, EXPENSES, SUITS, OR OTHER ACTIONS, OR ANY LIABILITY WHATSOEVER (INCLUDING COSTS AND REASONABLE ATTORNEY’S FEES) SUFFERED BY THE INDEMNIFIED PARTY ARISING OUT

OF OR IN CONNECTION WITH (I) ANY CLAIM INVOLVING AN ALLEGATION OF INVASION OF PRIVACY ARISING, DIRECTLY OR INDIRECTLY, FROM THE ACT OR OMISSION OF THE INDEMNIFYING PARTY; (II) ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS CAUSED, DIRECTLY OR INDIRECTLY, BY THE ACTS OR OMISSIONS OF THE INDEMNIFYING PARTY, RESULTING FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; (III) ANY LOSS, DAMAGE, OR DESTRUCTION OF PROPERTY, WHETHER OR NOT OWNED BY THE INDEMNIFIED PARTY CAUSED, DIRECTLY OR INDIRECTLY, BY THE INDEMNIFYING PARTY; (IV) ANY ACTUAL OR ALLEGED DEFAMATION, LIBEL, SLANDER, INTERFERENCE WITH OR MISAPPROPRIATION OF PROPRIETARY OR CREATIVE RIGHT, OR ANY OTHER INJURY TO ANY PERSON OR PROPERTY ARISING OUT OF CONTENT TRANSMITTED BY THE INDEMNIFYING PARTY OR ITS END USERS.

2.11.1. DISCLAIMER. EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY CONCERNING THE SPECIFIC QUALITY OF ANY SERVICES OR FACILITIES PROVIDED UNDER THIS AGREEMENT. EACH PARTY DISCLAIMS, WITHOUT LIMITATION, ANY WARRANTY OR GUARANTEE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR FROM USAGES OF TRADE.

2.11.2. LIMITATION OF LIABILITY. EXCEPT AS SPECIFICALLY PROVIDED BY SECTION 2.13.1 ABOVE, EACH PARTY’S LIABILITY, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO DIRECT DAMAGES. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE RESPONSIBLE OR LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, ECONOMIC LOSS OR LOST BUSINESS OR PROFITS, DAMAGES ARISING FROM THE USE OR PERFORMANCE OF EQUIPMENT OR SOFTWARE, OR THE LOSS OF USE OF SOFTWARE OR EQUIPMENT, OR ACCESSORIES ATTACHED THERETO, DELAY, ERROR, OR LOSS OF DATA. IN CONNECTION WITH THIS LIMITATION OF LIABILITY, THE PARTIES RECOGNIZE THAT EITHER PARTY MAY, FROM TIME TO TIME, PROVIDE ADVICE, MAKE RECOMMENDATIONS, OR SUPPLY OTHER ANALYSIS RELATED TO THE SERVICES DESCRIBED IN THIS AGREEMENT, AND, EACH PARTY ACKNOWLEDGES AND AGREES THAT THIS LIMITATION OF LIABILITY SHALL APPLY TO PROVISION OF SUCH ADVICE, RECOMMENDATIONS, AND ANALYSIS.

2.11.3. Intellectual Property. Neither Party shall have any obligation to defend, indemnify, or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or have any liability to, the other based on or arising from any claim, demand, or proceeding by any third party alleging or asserting that the use of any circuit, apparatus, or system, or the use of any software, or the performance of any service or method, or the provision or use of any facilities by either Party under this Agreement constitutes direct or contributory infringement, or misuse or misappropriation of any patent, copyright, trademark, trade secret, or any other proprietary or intellectual property right of any third party.

2.11.4. [***]

          2.12. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same document.

          2.13. Notices. Any notice to a Party required or permitted under this Agreement shall be in writing and shall be deemed to have been received on the date of service if served personally or on the date stated on the receipt if delivered by certified or registered mail or by a courier service that obtains a written receipt. Any notice shall be delivered using one of the alternatives mentioned in this section and shall be directed to the applicable address indicated below or such address as the Party to be notified has designated by giving notice in compliance with this section:

If to LEC Telephone Company:

RNK, Inc. d/b/a RNK Telecom
333 Elm Street, Suite 310
Dedham, MA 02026
Attn: General Counsel
Facsimile Number: (781) 297-9836

If to T-Mobile:
General Counsel
T-Mobile, USA Inc.
12920 SE 38th Street
Bellevue, WA 98006
Facsimile Number: (425) 378-4040

With copy to:
Carrier Management
T-Mobile USA, Inc.
12920 SE 38th Street
Bellevue, WA 98006

          2.17. Regulatory Agency Control. This Agreement shall at all times be subject to approval, changes, rules and regulations of the Federal Communications Commission and/or the State Commission to the extent the substance of this Agreement is or becomes subject to the jurisdiction of such agency.

          2.18. Subsequent Law. The terms and conditions of this Agreement shall be subject to any and all applicable laws, rules, regulations or guidelines that subsequently may be prescribed by any federal, state or local governmental authority. Notwithstanding the provisions above, to the extent specifically required by any such subsequently prescribed law, rule, or regulation, the parties agree to modify, in writing, the affected term(s) and condition(s) of this Agreement to bring them into compliance.

          2.19. Miscellaneous. The failure of either Party to insist upon the performance of any provision of this Agreement, or to exercise any right or privilege granted to it under this Agreement, shall not be construed as a waiver of such provision or any provisions of this Agreement, and the same shall continue in full force and effect. By agreeing to the rates in Attachment A, RNK does not abrogate or waive any rights it may have had under tariff for previous services rendered to carrier prior to the Effective Date of this Agreement. No rule of construction requiring interpretation against the drafting party hereof shall apply in the interpretation of this Agreement. If any provision of this Agreement is held by a court or regulatory agency of competent jurisdiction to be unenforceable or required to be materially modified, the rest of the Agreement shall remain in full force and effect and shall not be affected unless removal or modification of that provision results, in the opinion of either Party, in a material change to this Agreement. Any news release, public announcement, advertising, or any form of publicity pertaining to this Agreement, provision of services, or facilities pursuant to it, or association of the Parties with respect to provision of the services described in this Agreement shall be subject to prior written approval of both LEC and T-Mobile. Except as specifically set out in this Agreement, nothing in this Agreement shall grant, suggest, or imply any authority for one Party to use the name, trademarks, service marks, or trade names of the other for any purpose whatsoever. Where consent, approval, or mutual agreement is required of a Party, it shall not be unreasonably withheld, conditioned or delayed. Except as specifically set out in this Agreement, each Party shall be solely responsible for its own expenses involved in all activities related to the subject of this Agreement. Each person whose signature appears on this Agreement represents and warrants that he or she has authority to bind the Party on whose behalf he or she has executed this Agreement.

ARTICLE III:
TRANSPORT AND TERMINATION OF TRAFFIC

3.1.	Services Covered by This Article.

                    Types of Services. The traffic subject to this Agreement shall be Telecommunications Traffic that originates from a subscriber or end user on the network of one Party or its Affiliates and Subsidiaries, and is delivered to a subscriber or end user on the network of the other Party or its Affiliates and Subsidiaries. Such traffic includes that traffic which is delivered indirectly via a third party switch (“Transited Traffic”).

3.2.	Transport and Termination of Traffic.

3.2.1. Types of Traffic. The Parties shall reciprocally terminate Telecommunications Traffic originating on each other’s networks. In addition, LEC will, unless notified to the contrary by T-Mobile, pass Transited Traffic to/from T-Mobile and any third party End Office that subtends LEC’s; provided that LEC shall have no obligation to pay, or right to collect termination compensation for such transited traffic. The above notwithstanding, LEC may collect tandem switching and transport charges from the originating carrier for such transited traffic.

3.2.2. Compensation for Exchange of Traffic. The Parties shall compensate each other for the exchange of Telecommunications Traffic in accordance with Appendix A attached to this Agreement and made a part hereof.

3.2.3. Reciprocal Termination Compensation: Each Party will pay the other the rate as agreed in Appendix A, Section A1 per minute of use for Local Telecommunications Traffic and Non-Local Telecommunications Traffic originated by the paying Party and completed to end users or units subscribers to the paid Party’s service.

3.2.4. The originating Party shall not charge the terminating party any third party costs of transit.

3.2.5. Billing Factors. Local Telecommunications Traffic is subject to Reciprocal Termination Compensation pursuant to Section 3.2.3 above. Such traffic is not subject to access charges and will be delivered indirectly to the terminating (or transiting) Party in any manner chosen by the originating Party provided only that no access charges are paid or received by either Party hereto. Telecommunications Traffic that is not Local Telecommunications Traffic shall be subject to the rate provided in Appendix A, Section A2 below. The Parties have agreed upon the interMTA factor specified in Appendix A, Section A3, which represents the percent of total minutes to be billed the rate in Appendix A, Section A2. The interMTA factor identified in Appendix A shall be used until revised by mutual agreement. The Parties agree to review the percentage on a periodic basis but no more often than once every twelve months and, if mutually agreed warranted by the actual usage, revise the percentage appropriately.

3.2.6. Alternate Facility and Transport Providers. Either Party may use the transit services of a third party carrier or may provide its own Facilities and transport for the delivery of traffic from its network to the relevant POC on the other Party’s network. The originating Party shall not charge the terminating party any third party costs of transit. The subject Facilities may be purchased or leased from a third-party or from LEC.

3.2.7. Direct Network Connection.

3.2.7.1. Network Interconnection Architecture. Where the Parties mutually agree to directly interconnect their respective networks, the POC will be at any technically feasible point as described in the Act. Unless otherwise agreed, the Type 2A POC for T-Mobile-originated or transited traffic shall be at the LEC tandem which is or which subtends the Rating Point of the called number. The POC for Type 1 traffic for T-Mobile traffic shall be the end office where the called number resides. The POC for delivery of LEC originated or transited traffic shall be T-Mobile’s MSC or other prescribed point within the LATA. T-Mobile shall not be required to accept delivery of LEC originated traffic at more than one POC per LATA. Where the Parties agree to utilize shared Interconnection Facilities to carry traffic originated by both of them, the POC shall be at a mutually agreed location, which may be a meet point subject to industry standard Meet Point Billing Arrangements. Resulting costs will be apportioned as provided in Section 3.2.3 above.

3.2.7.2. Trunking Requirements.

          (a) T-Mobile and LEC shall make reciprocally available, by mutual agreement, the required one-way or two-way trunk groups to handle the termination of Local Telecommunications Traffic originating from the other Party’s network.

(b) Each Party shall deliver traffic only over the local transport and termination trunk groups to the other Party for those publicly-dialable NXX Codes owned by the Party as set forth in the LERG.

          (c) Reciprocal traffic exchange arrangement trunk connections shall be made at a DS1 or multiple DS1 level, DS3 where technically available, or SONET where technically available. All connections and facilities shall be engineered to an objective P.01 grade of service.

          (d) Unless otherwise agreed, LEC will provide facilities of all one-way trunk groups for the delivery of traffic from LEC to the T-Mobile POC (land to mobile) and T-Mobile will provide facilities of all one-way trunk groups for the delivery of traffic from T-Mobile to the LEC POC. In the event the Parties agree to share connecting facilities for the delivery of traffic originating and terminating on each of their networks, the POC will be at a mutually agreed location, and costs will be apportioned by reference to a shared facilities factor, as determined under Section 4.2.3 above.

(e) Signaling System 7 (SS7) Common Channel Signaling will be used to the extent that such technology is available and deployed by each Party.

3.2.7.3. Shared Facilities Factor. Where Interconnection Facilities are used exclusively to carry Telecommunications Traffic originating on one Party’s system, or on a third party system transiting such Party’s system, the cost of the Facilities will be borne by that Party. Where Interconnection Facilities provisioned by one of the Parties are used for two-way traffic, the applicable recurring and non-recurring charges (if any) will be apportioned by an agreed upon percentage representing either the estimated percentage or the actual percentage of traffic originating on the network of each Party. If Facilities are purchased from a third party, the ordering Party will bill the other Party the appropriate agreed upon percentage of applicable recurring and non-recurring charges (if any). This percentage is referred to as the Shared Facilities Factor as agreed in Appendix A, Section A.5 of this Agreement. The Parties will review this factor on a periodic basis and, if warranted by the actual usage, revise the factor appropriately, not to be revised more than once every twelve months.

3.3.

Network Management and Maintenance. The Parties will work cooperatively to install and maintain reliable networks. The Parties will exchange appropriate information (e.g., maintenance contact numbers and network information, etc.) to achieve this desired reliability, subject to the confidentiality provisions herein.

3.3.1. Network Management Controls. Each Party shall provide a 24-hour contact number for network traffic management issues to the other’s surveillance management center. A FAX number must also be provided to facilitate notifications for planned mass calling events.

T-Mobile	LEC RNK Telecom
24 Hr.: (888) 662-4662	24 Hr.: (877) 323-2486
FAX: (425) 378-4040	FAX: (781) 297-9836

3.3.2. Before either Party reports a trouble condition, it must first use its reasonable efforts to identify the trouble as originating on the other Party’s facilities, service, and arrangements. Each Party will advise the other of any critical nature of the inoperative facilities, service, and arrangements and any need for expedited clearance of trouble. In cases where a Party has indicated the essential or critical need for restoration of the facilities, services or arrangements, the other Party shall use its best efforts to expedite the clearance of trouble.

3.4.	Number Resources.

3.4.1. Number Assignment. Nothing in this Agreement shall be construed in any manner, limit, or otherwise adversely to impact either Party’s right to employ or to request and be assigned any NANP number resources, including, but not limited to, Central Office (NXX) Codes pursuant to the Central Office Code Assignment Guidelines.

3.4.2. Rate Centers. For purposes of appropriately applying LEC’s toll tariff to its end user customers, LEC will utilize Rate Centers published in the LERG for T-Mobile NPA-NXX codes. Calls to such NPA-NXXs will be rated no less favorably than calls by LEC customers to other NPA-NPA-NXXs with the same rate center. To the extent T-Mobile imposes distance-sensitive charges on its customers for calls to LEC’s NPA-NXXs, T-Mobile will similarly recognize LEC’s rate centers and will rate calls to them in a way that is no less favorable than calls by T-Mobile customers to other NPA-NXXs with the same rate centers. Local Telecommunications Traffic originated by LEC will be transited to T-Mobile by LEC. All Local Telecommunications Traffic originated by either Party and addressed to customers of the other will be subject to the reciprocal termination compensation rates set forth herein rather than to access charges.

3.4.3. Local Calling Area. LEC agrees that T-Mobile’s NPA-NXX codes within the MTA will be local calls for LEC’s end users or subscribers wherever the assigned rate center is within the LEC’s local calling area (or EAS area if applicable) of the calling party.

3.4.4. Code Administration. The Parties will comply with code administration requirements as prescribed by the FCC, the State Commission and accepted industry guidelines.

3.4.5. Programming Switches. It shall be the responsibility of each Party to program and update its own switches and network systems pursuant to the LERG guidelines to recognize and route traffic to the other Party’s assigned NXX codes at all times. Neither Party shall impose any fees or charges whatsoever on the other Party for such activities.

3.5.	Common Channel Signaling (“CCS”).

3.5.1. Service Description. The Parties will provide CCS to one another via SS7 network interconnection, where and as available, in the manner specified in FCC Order 95-187, in conjunction with all traffic exchange trunk groups. The Parties will cooperate on the exchange of all appropriate SS7 messages for local and IntraLATA call set-up signaling, including ISUP and Transaction Capabilities Application Part (“TCAP”) messages to facilitate interoperability of CLASS Features and functions between their respective networks. Any other SS7 message services to be provided using TCAP messages (such as data base queries) will be jointly negotiated and agreed upon.

3.5.2. Privacy. Each Party will honor all rules and statutes concerning privacy indicators as required under applicable law.

IN WITNESS WHEREOF, each Party has executed this Agreement to be effective as of the date of the last Party to sign written below (the “Effective Date”).

T-Mobile USA, Inc.	LEC Telephone Company

By: /s/ Dave Mayo	By: /s/ Richard N. Koch

Name: Dave Mayo	Name: Richard N. Koch

Title: VP Eng Finance	Title: President

Date: 2/21/07	Date: 1/24/2007

APPENDIX A:
RATES AND CHARGES

TRANSPORT AND TERMINATION

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*We have requested confidential treatment of certain provisions contained in this exhibit. The copy filed as an exhibit omits the information subject to the confidentiality request.*